EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of Pinnacle Global Group, Inc. on Form S-8 (Registration Statement No. 333-72325) of our reports dated March 31, 1999 on our audits of the consolidated financial statements and financial statement schedule of TEI, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on Form 10-K.

                                                      PricewaterhouseCoopers LLP

Houston, Texas
March 31, 1999